Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-159563, 333-136109, 333-16905, 333-22749, 333-96393, 333-38626, 333-99749, 333-99751) of Forrester Research, Inc. of our report dated March 12, 2010 (except with respect to Note 11, as to which the date is March 11, 2011) relating to the consolidated financial statements of Forrester Research, Inc., which appears in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP (formerly known as BDO Seidman, LLP)

Boston, Massachusetts
March 14, 2011